5







                                     BYLAWS
                                       OF
                                SCANA CORPORATION
                    As Revised and Amended February 22, 2000


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                                    ARTICLE I
                                     OFFICES
         Section 1. The principal office of the Corporation, which shall also be designated as its registered office, shall be located in the City of Columbia, County of Richland, State of South Carolina.
         Section 2. The Corporation may also have offices and places of business at such other places, within or without the State of South Carolina, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                                      SEAL
         Section 1. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "South Carolina". If authorized by the Board of Directors, the corporate seal may be affixed to any certificates of stock, bonds, debentures, notes or other engraved, lithographed or printed instruments, by engraving, lithographing or printing thereon such seal or a facsimile thereof, and such seal or facsimile thereof so engraved, lithographed or printed thereon shall have the same force and effect, for all purposes, as if such corporate seal had been affixed thereto by indentation.


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                                   ARTICLE III
                             STOCKHOLDERS' MEETINGS
         Section 1. Written or printed notices for annual or special meetings of stockholders shall state the place, day and hour of such meetings and, in case of special meetings, the purpose or purposes for which the meetings are called.

         Section 2. Annual meetings of the stockholders shall be held on a date and at a time and place selected by the Board of Directors. Such meeting may be held either within or without the State of South Carolina. The Board will select a date at said meeting for the following year with the date occurring between April 16 and April 30 of said year, when they shall elect members of the Board of Directors in accordance with the provisions of the Corporation's Articles of Incorporation and transact such other business as may properly be brought before the meeting.

         Section 3. Except as otherwise provided by law, by the Articles of Incorporation as the same may be amended from time to time, or by these Bylaws as they may be amended from time to time, the holders of a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of the stockholders for the transaction of business.

         If, however, such quorum shall not be present or represented at such meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power, by a majority vote of those present, to adjourn the meeting from time to time without notice (unless otherwise provided in Section 8 of this Article III) other than by announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which may have been transacted at the meeting as originally noticed provided notice of such adjourned meeting, when required by Section 8 of this Article III, shall have been given or waived.

         Section 4. At each meeting of the stockholders each stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by written or printed instrument executed by such stockholder or by his duly authorized attorney or by telegram or cablegram appearing to have been transmitted by such stockholder but, except as otherwise provided by statute, no proxy shall be valid after expiration of eleven months from the date of its execution. Every proxy shall be dated as of its execution and no proxy shall be undated or postdated. Every holder of record of stock having voting power shall be entitled to one vote for every share of stock standing in his name on the books of the Corporation. The vote for directors and, upon the demand of any stockholder or his duly authorized proxy, the vote upon any question before the meeting shall be by ballot. All elections shall be decided by a plurality of the votes cast by the holders of the shares entitled to vote at the meeting of stockholders and, except as otherwise provided by statute or by the Articles of Incorporation, all other questions shall be decided by a majority of the votes cast by holders of shares entitled to vote on such question at such meeting.

         Section 5. The Secretary or the agent of the Corporation having charge of its stock transfer books shall, in advance of each meeting of stockholders, prepare a complete list of the stockholders entitled to vote at such meeting of stockholders or adjournment thereof, which list shall be arranged in alphabetical order with the address of and the number of shares held by each stockholder. Unless the record of stockholders kept by the Secretary or agent of the Corporation having charge of its stock transfer books readily shows, in alphabetical order or by alphabetical index, the information required to appear on such a list of stockholders, such list of stockholders shall, for a period commencing upon the date when notice of such meeting is given, and in no event less than 10 days prior to the date of such meeting, be kept on file at the registered office of the Corporation or at its principal place of business or at the office of its transfer agent or registrar, and shall be subject to inspection by any stockholder at any time during usual business hours. In any event, such list shall be produced and kept open at the time and place of such meeting and shall be subject to the inspection of any stockholder during the whole time of such meeting.

         Section 6. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, by the Vice Chairman of the Board or by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of holders of ten per cent or more of the shares of stock of the Corporation issued and outstanding and entitled to vote at the proposed meeting. Such request shall state the purpose or purposes of the proposed meeting.

         Section 7. Business transacted at all special meetings shall be confined to the objects stated in the call; provided, however, that if all the stockholders of the Corporation entitled to vote shall be present in person or by proxy, any business pertaining to the affairs of the Corporation may be transacted.

         Section 8. Notice of annual meetings of stockholders and notice of any special meeting of stockholders for the election of directors or for any other purpose, unless otherwise provided by statute, shall be delivered personally or mailed, not less than ten nor more than fifty days before the meeting, to each person who appears on the books of the Corporation as a stockholder entitled to vote at said meeting. In the event of the adjournment of any meeting of stockholders, for whatever reason, for 30 days or more, notice of the adjourned meeting shall be delivered personally or mailed not less than ten nor more than fifty days before the date for such adjourned meeting to each person whose name appears on the books of the Corporation as a stockholder entitled to vote at said adjourned meeting. Any such notice may be either written or printed, or partly written and partly printed, and if mailed it shall be directed to the stockholder at his address as it appears on the books of the Corporation. Such notice shall briefly state the business which it is proposed to present or to submit to such meeting.
         Section 9. Conduct of Meeting. The Board of Directors shall be entitled to make such rules, regulations and procedures for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules, regulations and procedures of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing (a) an agenda or order of business for the meeting, (b) rules, regulations and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, (e) limitations on the time allotted to questions or comments by participants and (f) rules, regulations and procedures governing the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

                                   ARTICLE IV
                                    DIRECTORS

         Section 1. The property and business of the Corporation shall be managed by its Board of Directors. The number of directors which shall constitute the entire Board of Directors shall be fixed from time to time by the vote of a majority of the entire Board, but such number shall in no case be less than nine nor more than twenty. Each director shall own at least 100 shares of Common Stock of the Corporation. Except as otherwise provided by statute or in the Articles of Incorporation, the term of each director heretofore or hereafter elected shall be from the time of his election and qualification until the third annual meeting following his election and until his successor shall have been duly elected and shall have qualified.

         The vote of at least 80% of the shares of stock of the Corporation entitled to vote shall be required to remove an incumbent member of the Board of Directors except for cause. "For Cause" shall mean fraudulent or dishonest acts, or gross abuse of authority in discharge of duties to the Corporation and shall be established after written notice of specific charges and opportunity to meet and refute such charges.

         Section 2. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such power of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders. A director or officer of this Corporation shall not be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor shall any transaction or contract of this Corporation be void or voidable solely by reason of the fact that any director or officer or any firm of which any director or officer is a member or employee, or any corporation of which any director or officer is a shareholder, director, officer or employee, is in any way interested in such transaction or contract, provided that the material facts as to such interest and as to such transaction or contract are disclosed or known to the Board of Directors or the Executive Committee and noted in their respective minutes, or to the stockholders entitled to vote with respect thereto, as the case may be, and that such transaction or contract is or shall be authorized, ratified or approved either (1) by the vote of a majority of a quorum of the Board of Directors or of the Executive Committee, or (2) by a majority of the votes cast by holders of shares of stock entitled to vote with respect thereto, without counting (except for quorum purposes) the vote of or shares held or controlled and voted by, as the case may be, any director so interested or member or employee of a firm so interested or a shareholder, director, officer or employee of a corporation so interested; nor shall any director or officer be liable to account to the Corporation for any profits realized by and from or through any such transaction, or contract of this Corporation authorized, ratified or approved as aforesaid by reason of the fact that he or any firm of which he is a member or employee, or any corporation of which he is a shareholder, director, officer or employee was interested in such transaction or contract.


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                                    ARTICLE V
                              MEETINGS OF THE BOARD

         Section 1. Within 10 days following the annual meeting of stockholders for the election of directors, the Chief Executive Officer shall call a meeting of the newly elected Board for the purpose of organization, election of officers and transaction of other business, such meeting to be held at such time, not later than 15 days after such annual meeting of stockholders, and place as shall be specified by the Chief Executive Officer. The Secretary or other officer performing his duties shall give notice, either personally or by mail or telegram, to each director not less than four business days before the meeting, provided, however, that no notice of such meeting need be given if all of the directors are present or if those not present sign waivers of notice either before or after the meeting. In the event that the Chief Executive Officer shall fail to call such meeting within 10 days after such annual meeting of stockholders, as aforesaid, the newly elected Board shall meet at the registered office of the Corporation, in Columbia, South Carolina, at 2:00 p.m. Columbia, South Carolina time, on the fifteenth day following such annual meeting of stockholders, if not a legal holiday, and if a legal holiday then on the next business day following.

         Section 2. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be designated by the Board.

         Section 3. Special meetings of the Board may be called by the Chairman of the Board, the Vice Chairman of the Board or the President or any two directors and may be held at the time and place designated in the call and notice of the meeting. The Secretary or other officer performing his duties shall give notice either personally or by mail or telegram not less than twenty-four hours before the meeting. Meetings may be held at any time and place without notice if all the directors are present or if those not present sign waivers of notice either before or after the meeting.

         Section 4. At all meetings of the Board a majority of the total number of directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws.

         Section 5. Any regular or special meeting of the Board may be adjourned to any other time at the same or any other place by a majority of the directors present at the meeting, whether or not a quorum shall be present at such meeting, and no notice of the adjourned meeting shall be required other than announcement at the meeting.

         Section 6. Directors, other than those who are salaried officers or employees of the Corporation or of any affiliated Company, shall receive compensation for their services as directors at an annual rate as shall be set from time to time by resolution of the Board of Directors, payable in quarterly installments at the beginning of each quarter of the calendar year and, in addition thereto, each such director shall receive such compensation for each meeting of the Board, or of any committee of the Board, which he shall have attended, as shall be set by resolution of the Board of Directors, such additional compensation to be paid as soon as practicable after the date of such meeting. All directors shall be reimbursed for their reasonable expenses of attendance, if any, at each regular or special meeting of the Board of Directors.

         Section 7. Directors who are salaried officers or employees of the Corporation or of any affiliated Company and who are members of the Executive Committee shall receive no compensation for their services as such members in addition to such compensation as may be paid to them as officers or directors, but shall be reimbursed for their reasonable expenses, if any, in attending meetings of the Executive Committee, or otherwise performing their duties as members of the Executive Committee.

                                   ARTICLE VI
                         EXECUTIVE AND OTHER COMMITTEES

         Section 1. The Board of Directors may, by vote of a majority of the full Board, designate three or more of their number to constitute an Executive Committee, to hold office for one year and until their respective successors shall be designated. Such Executive Committee shall advise with and aid the officers of the Corporation in all matters concerning its interests and the management of its business, and shall, between sessions of the Board, except as otherwise provided by law, have all the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. The taking of any action by the Executive Committee shall be conclusive evidence that the Board of Directors was not in session at the time of such action.

         The Board of Directors may, by vote of a majority of the full Board, appoint from among their number, one or more additional committees, consisting of three or more directors, which shall have such powers and duties as may be fixed by the resolution of the Board of Directors appointing such Committee.

         Section 2. The Executive Committee shall cause to be kept regular minutes of its proceedings, which may be transcribed in the regular minute book of the Corporation, and all such proceedings shall be reported to the Board of Directors at its next succeeding meeting, and shall be subject to revision or alteration by the Board, provided that no rights of third persons shall be affected by such revision or alteration. A majority of the Executive Committee shall constitute a quorum at any meeting. The Executive Committee may take action without a meeting on the written approval of such action by all the members of the Committee. The Board of Directors may by vote of a majority of the full Board fill any vacancies in the Executive Committee. The Executive Committee may, from time to time, subject to the approval of the Board of Directors, prescribe rules and regulations for the calling and conduct of meetings of the Committee, and other matters relating to its procedure and the exercise of its powers.

         Section 3. Other committees appointed by the Board shall cause to be kept regular minutes of their proceedings and in general the provisions as to procedure for such committees shall be that set forth above with respect to the Executive Committee.

                                   ARTICLE VII
                                    OFFICERS

         Section 1. The officers of the Corporation shall be elected by the Board of Directors. They shall include a President, one or more Vice Presidents, a Secretary, a Treasurer and a Controller and may include a Chairman of the Board and a Vice Chairman of the Board. In the event there shall be a Chairman of the Board and a Vice Chairman of the Board, the Board of Directors shall designate whether the Chairman of the Board, the Vice Chairman of the Board or the President shall be the Chief Executive Officer of the Corporation. If there shall be no Chairman of the Board or Vice Chairman of the Board, the President shall be the Chief Executive Officer of the Corporation. Any two or more of such offices except those of Treasurer and Controller may be occupied by the same person; provided, however, the same person may not act in more than one capacity where action by two or more officers is required.

         Section 2. The Board of Directors, at its first meeting after the election of directors by the stockholders, shall elect from among its members, if it deems proper, a Chairman of the Board and a Vice Chairman of the Board. It shall also elect a President and one or more Vice Presidents, a Secretary, a Treasurer and a Controller, none of whom need be members of the Board.

         The Board of Directors, at any meeting, may elect such additional Vice Presidents, and such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers, as it shall deem necessary, none of whom need be members of the Board.

         Section 3. The Board of Directors, at any meeting, may elect or appoint such other officers and agents as it shall deem necessary. The tenure and duties of such officers and agents shall be fixed by the Board of Directors or, in the absence of any action by the Board of Directors so fixing such tenure and duties, the tenure and duties shall be fixed by the Chief Executive Officer of the Corporation, or by such officers or department heads to whom he shall delegate such authority.

         Section 4. The salaries and compensation of the officers of the Corporation and of agents of the Corporation appointed by the Board shall be fixed by the Board of Directors. The salaries and compensation of all other employees of the Corporation shall, in the absence of any action by the Board of Directors, be fixed by the Chief Executive Officer of the Corporation.

         Section 5. The officers of the Corporation elected pursuant to Section 2 of this Article VII shall hold office until the first meeting of the Board of Directors after the next succeeding annual meeting of stockholders and until their successors are elected and qualify in their stead. The Chief Executive Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the total number of directors then in office. Any other officer or employee of the Corporation may be removed at any time, with or without cause, either (a) by vote of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present, or (b) by vote of a majority of the members of the Executive Committee, or (c) by the Chief Executive Officer of the Corporation or by any officer who shall be exercising the powers of the Chief Executive Officer of the Corporation, or by any superior of such employee to whom such power of removal shall be delegated by the Chief Executive Officer of the Corporation or the officer exercising the powers of the Chief Executive Officers of the Corporation.

                                  ARTICLE VIII
                             CHIEF EXECUTIVE OFFICER

         Section 1. The Chief Executive Officer of the Corporation shall supervise, direct and control the conduct of the business of the Corporation subject, however, to the general policies determined by the Board of Directors and the Executive Committee, if there be one.

         He shall be a member of the Executive Committee and all committees appointed by the Board of Directors, except the Audit Committee and the Long-Term Compensation Committee and any committee or subcommittee making recommendations of performance awards in shares of Company stock, shall have the general powers and duties usually vested in the chief executive officer of a corporation, and shall have such other powers and perform such other duties as may be prescribed from time to time by law, by the Bylaws or by the Board of Directors.

         He shall, whenever it may in his opinion be necessary, prescribe the duties of officers and employees of the Corporation whose duties are not otherwise defined.

         He shall have power to remove at any time, with or without cause, any employee or officer of the Corporation. He may, in accordance with Section 5 of
Article VII of these Bylaws, delegate such power of removal.

                                   ARTICLE IX
                              CHAIRMAN OF THE BOARD

         Section 1. The Chairman of the Board, if there be one, shall preside at all meetings of the Board of Directors and of the stockholders, except when by statute the election of a presiding officer shall be required.

         He shall, if designated Chief Executive Officer pursuant to Section 1 of Article VII of these Bylaws, have all the powers and duties granted and delegated to the Chief Executive Officer by Section 1 of Article VIII of these Bylaws. In such event he may sign in the name of and on behalf of the Corporation any and all contracts, agreements or other instruments pertaining to matters which arise in the ordinary course of business of the Corporation and, if authorized by the Board of Directors or the Executive Committee, may sign in the name of and on behalf of the Corporation any other contracts, agreements or instruments of any nature pertaining to the business of the Corporation.

         He shall have such other powers and perform such other duties as may be prescribed from time to time by law, by the Bylaws or by the Board of Directors.


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                                    ARTICLE X
                         THE VICE CHAIRMAN OF THE BOARD

         Section 1. The Vice Chairman of the Board shall, in the absence of the Chairman, preside at all meetings of the Board of Directors and of the stockholders, except when by statute the election of a presiding officer shall be required.

         He shall, if designated Chief Executive Officer pursuant to Section 1 of Article VII of these Bylaws, have all the powers and duties granted and delegated to the Chief Executive Officer by Section 1 of Article VIII of these Bylaws. In such event he may sign in the name of and on behalf of the Corporation any and all contracts, agreements or other instruments pertaining to matters which arise in the ordinary course of business of the Corporation and, if authorized by the Board of Directors or the Executive Committee, may sign in the name of and on behalf of the Corporation any other contracts, agreements or instruments of any nature pertaining to the business of the Corporation.

         He shall have such other powers and perform such other duties as may be prescribed from time to time by law, by the Bylaws or by the Board of Directors.

                                   ARTICLE XI
                                  THE PRESIDENT

         Section 1. The President shall, in the absence of the Chairman of the Board or the Vice Chairman of the Board, preside at all meetings of the Board of Directors and of the stockholders, except when by statute the election of a presiding officer shall be required.

         He shall, if designated Chief Executive Officer of the Corporation pursuant to Section 1 of Article VII of these Bylaws, have all the powers and duties granted and delegated to the Chief Executive Officer by Section 1 of
Article VIII of these Bylaws.

         In the event there shall be a Chairman of the Board or a Vice Chairman of the Board who shall have been designated as Chief Executive Officer of the Corporation pursuant to Section 1 of Article VII of these Bylaws, then the President shall have such powers and duties as may be assigned to him by the Chairman of the Board or the Vice Chairman of the Board of Directors. In the absence or disability of the Chairman of the Board or the Vice Chairman of the Board, he shall have all the powers and duties of the Chairman of the Board or the Vice Chairman of the Board.

         He may sign in the name of and on behalf of the Corporation any and all contracts, agreements or other instruments pertaining to matters which arise in the ordinary course of business of the Corporation and, if authorized by the Board of Directors or the Executive Committee, may sign in the name of and on behalf of the Corporation any other contracts, agreements or instruments of any nature pertaining to the business of the Corporation.

         He shall have such other powers and perform such other duties as may be prescribed from time to time by law, by the Bylaws or by the Board of Directors.

                                   ARTICLE XII
                               THE VICE PRESIDENT

         Section 1. The Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors may prescribe.

         The Vice President may sign in the name of and on behalf of the Corporation contracts, agreements, or other instruments pertaining to matters which arise in the ordinary course of business of the Corporation, except in cases where the signing thereof shall be expressly delegated by the Board of Directors or the Executive Committee to some other officer or agent of the Corporation. If authorized by the Board of Directors or the Executive Committee, he may sign in the name of and on behalf of the Corporation any other contracts, agreements or instruments of any nature pertaining to the business of the Corporation. He shall have such other powers and perform such other duties as may be prescribed from time to time by law, by the Bylaws or by the Board of Directors.

         If there be more than one Vice President, the Board of Directors or the Chief Executive Officer of the Corporation shall assign to such Vice Presidents their respective duties.

                                  ARTICLE XIII
                                  THE SECRETARY

         Section 1. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the committees appointed by the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he shall be. He shall be sworn to the faithful discharge of his duty. Any records kept by him shall be the property of the Corporation and shall be restored to the Corporation in case of his death, resignation, retirement or removal from office. He or his agent shall be the custodian of the seal of the Corporation, the stock ledger, stock certificate book and minute books of the Corporation, and its committees, and other formal records and documents relating to the corporate affairs of the Corporation.

         Section 2. The Assistant Secretary or Assistant Secretaries shall assist the Secretary in the performance of his duties, exercise and perform his powers and duties, in his absence or disability, and such other powers and duties as may be conferred or required by the Board.

                                   ARTICLE XIV
                                  THE TREASURER

         Section 1. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors or as may be designated by persons to whom the Board of Directors delegates such authority.

         He shall disburse the funds of the Corporation in such manner as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         He shall give the Corporation a bond if required by the Board of Directors in a sum, and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         Section 2. The Assistant Treasurer or Assistant Treasurers shall assist the Treasurer in the performance of his duties, exercise and perform his powers and duties, in his absence or disability, and such other powers and duties as may be conferred or required by the Board.

                                   ARTICLE XV
                                 THE CONTROLLER

         Section 1. The controller of the Corporation shall be the principal accounting officer of the Corporation. He shall have full control of all the books of the Corporation and keep a true and accurate record of all property owned by it, of its debts and of its revenues and expenses, and shall keep all accounting records of the Corporation other than the record of receipts and disbursements and those relating to deposit or custody of money and securities of the Corporation, which shall be kept by the Treasurer, and shall also make reports to the directors and others of or relating to the financial condition of the Corporation. He shall exhibit at all reasonable times his books of account and records to any director of the Corporation upon application during business hours at the office of the Corporation where such books of accounts and records are kept.
         He shall perform all duties generally incident to the office of Controller and shall have such other powers and duties as, from time to time, may be prescribed by law, by the Bylaws, or by the Board of Directors.

         Section 2. The Assistant Controller or Assistant Controllers shall assist the Controller in the performance of his duties, exercise and perform his powers and duties, in his absence or disability, and such other powers and duties as may be conferred or required by the Board of Directors.

                                   ARTICLE XVI
                                    VACANCIES

         Section 1. Except as otherwise provided by statute or in the Articles of Incorporation, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall be filled only by the Board of Directors then in office, although less than a quorum. A Director elected to fill a vacancy shall hold office until the next stockholders' meeting at which Directors of any class are elected. If the office of any officer of the Corporation shall become vacant for any reason, the Board of Directors, by a majority vote of those present at any meeting at which a quorum is present, may elect a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.
                                  ARTICLE XVII
                                  RESIGNATIONS

         Section 1. Any officer or any director of the Corporation may resign at any time, such resignation to be made in writing and to take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation, and then from that time. The acceptance of a resignation shall not be required to make it effective. A vacancy shall be deemed to exist upon receipt by the Corporation of such written resignation, and a successor may, then or thereafter, be elected to take office when such resignation becomes effective.
                                  ARTICLE XVIII
                       DUTIES OF OFFICERS MAY BE DELEGATED

         Section 1. In case of the absence of any officer of the Corporation, or for any other reason the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officers to any other officer or to any director.
                                   ARTICLE XIX
                           STOCK OF OTHER CORPORATIONS

         Section 1. The Board of Directors shall have the right to authorize any officer or other person on behalf of the Corporation to attend, act and vote at meetings, of the stockholders of any corporation in which the Corporation shall hold stock, and to exercise thereat any and all the rights and powers incident to the ownership of such stock and to execute waivers of notice of such meetings and calls therefor; and authority may be given to exercise the same either on one or more designated occasions, or generally on all occasions until revoked by the Board. In the event that the Board shall fail to give such authority it may be exercised by the Chief Executive Officer of the Corporation in person or by proxy appointed by him on behalf of the Corporation.

                                   ARTICLE XX
                              CERTIFICATES OF STOCK

         Section 1. The certificates of stock of the Corporation shall be entered in the books of the Corporation as they are issued. No fractional shares of stock shall be issued. Certificates of stock shall be signed by the President or a Vice President and by the Secretary, or an Assistant Secretary, and the seal of the Corporation shall be affixed thereto. Such seal may be facsimile, engraved or printed. Where any certificate of stock is signed by a transfer agent or transfer clerk or by a registrar, the signatures of any such President, Vice President, Secretary or Assistant Secretary, upon such stock certificate may be facsimiles, engraved or printed. In case any such officer who has signed, or whose facsimile signature has been placed upon, such certificate of stock, shall have ceased to be such officer before such certificate of stock is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the date of its issue.

                                   ARTICLE XXI
                               TRANSFERS OF STOCK

         Section 1. Transfer of stock shall be made on the books of the Corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

                                  ARTICLE XXII
                              FIXING OF RECORD DATE

         Section 1. The Board of Directors is hereby authorized to fix a time, not less than ten (10) days nor more than fifty (50) days preceding the date of any meeting of stockholders or the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of shares of stock, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting or entitled to receive any such dividend, distribution, rights or interest, as the case may be; and all persons who are holders of record of shares of stock at the date so fixed and no others, shall be entitled to notice of and to vote at such meeting, and only stockholders of record at such date shall be entitled to receive any such notice, dividend, distribution, rights or interests; and the stock transfer books shall not be closed during any such period.

                                  ARTICLE XXIII
                             REGISTERED STOCKHOLDERS

         Section 1. The Corporation shall be entitled to treat the holders of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of South Carolina.

                                  ARTICLE XXIV
                                LOST CERTIFICATES

         Section 1. Whenever any stockholder shall desire a new certificate of stock to replace an original certificate of stock which has been lost, destroyed or wrongfully taken, he shall make application to the Corporation for the issuance of a new certificate or certificates in replacement of the certificate or certificates which were lost, destroyed or wrongfully taken and the Corporation may issue a certificate or certificates in replacement of the certificate or certificates referred to in such stockholders application upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

         Upon completion by a stockholder of the requirements set forth in the preceding paragraph, the Corporation shall issue a certificate or certificates in replacement of the certificate or certificates referred to in such stockholder's application if such application is received by the Corporation before it has notice that such certificate or certificates has or have been acquired by a bona fide purchaser.

                                   ARTICLE XXV
                               INSPECTION OF BOOKS

         Section 1. The Board of Directors shall have power to determine whether and to what extent, and at what time and places and under what conditions and regulations, the accounts and books of the Corporation (other than the books required by statute to be open to the inspection of stockholders), or any of them, shall be open to the inspection of stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as such right may be conferred by the statutes of the State of South Carolina or by resolution of the directors or of the stockholders.

                                  ARTICLE XXVI
                   CHECKS, NOTES, BONDS AND OTHER INSTRUMENTS

         Section 1. All checks or demands for money and notes of the Corporation shall be signed by such person or persons (who may but need not be an officer or officers of the Corporation) as the Board of Directors may from time to time designate or as may be designated by persons to whom the Board of Directors delegates such authority. The Board of Directors shall have authority to make provision, with proper safeguards, for the signatures to appear on all checks, including, but not by way of limitation, payroll checks, to be made by facsimile, whether engraved or printed. Whenever the seal of this Corporation is to be affixed to any instrument being executed on behalf of this Corporation, such seal shall be affixed thereto by the Secretary or an Assistant Secretary and the fact of such affixation shall be attested to by the person so affixing the seal.

                                  ARTICLE XXVII
                             RECEIPT FOR SECURITIES

         Section 1. All receipts for stocks, bonds or other securities received by the Corporation shall be signed by the Treasurer or an Assistant Treasurer, or by such other person or persons as the Board of Directors or Executive Committee shall designate.

                                 ARTICLE XXVIII
                                   FISCAL YEAR

         Section 1. The fiscal year shall begin the first day of January in each year.

                                  ARTICLE XXIX
                                    RESERVES

         Section 1. The Board of Directors shall have power to fix and determine, and from time to time to vary, the amount to be reserved as working capital; to determine whether any, or if any, what part of any, surplus shall be declared and paid as dividends, to determine the date or dates for the declaration or payment of dividends and to direct and determine the use and disposition of any surplus, and before payment of any dividend or making any distribution of surplus there may be set aside out of the surplus of the Corporation such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation.

                                   ARTICLE XXX
                                     NOTICES

         Section 1. In addition to the telegraphic notice permitted by Section 3 of Article V of these Bylaws, whenever under the provisions of these Bylaws notice is required to be given to any director, officer or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, by depositing a copy of the same in a post office, letter box or mail chute, maintained by the Post Office Department, in a postpaid sealed wrapper, addressed to such stockholder, officer or director, at his address as the same appears on the books of the Corporation.

         A stockholder, director or officer may waive any notice required to be given to him under these Bylaws.

                                  ARTICLE XXXI
                             INSPECTORS OF ELECTION

         Section 1. Prior to every meeting of the stockholders the Board of Directors may appoint any odd number of inspectors of election to act as inspectors at such meeting. In the event that inspectors shall not be so appointed, they shall be appointed by the person presiding at such meeting and if any inspector shall refuse to serve, or neglect to attend such meeting or his office becomes vacant, the person presiding at the meeting may appoint another inspector in his place. The inspectors appointed to act at any meeting of the stockholders shall, before entering upon the discharge of their duties, be sworn faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability.

                                  ARTICLE XXXII
                 DIRECTOR, OFFICER AND EMPLOYEE INDEMNIFICATION

         Section 1. The Corporation shall indemnify any and all of its employees, officers, or directors, or former officers or directors (including their heirs, executors, and administrators), or any person who may have served at its request or by its election, designation, or request as a member, agent, employee, director or officer of any other corporation or partner, trustee or otherwise, of any organization against expenses actually and necessarily incurred by them in connection with the defense or settlement of any action, suit or proceeding (which shall include any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or arbitrative) in which they, or any of them, are made parties, or a party, by reason of being or having been agents, employees, directors or officers of the Corporation, or of such other organization, except in relation to matters as to which any such agent, employee, director or officer or former employee, director or officer or person shall be adjudged in such action, suit or proceeding to be liable for willful misconduct in the performance of duty and to such matters, as shall be settled by agreement predicated on the existence of such liability. Such indemnity shall be in accordance with a written plan adopted by the Board of Directors, which plan shall be in accordance with the law of South Carolina. The indemnification provided hereby shall not be deemed exclusive of any other right to which anyone seeking indemnification hereunder may be entitled under any By-Law, agreement, or otherwise. The Corporation may purchase and maintain insurance on the behalf of any director, officer, agent, employee or former employee, director or officer or other person, against any liability asserted against them and incurred by them.

                                 ARTICLE XXXIII
                                   AMENDMENTS

         Section 1. Except as otherwise provided in Section 2 below, any of these Bylaws may be altered, amended or repealed, and/or one or more Bylaws may be adopted, at a meeting of the stockholders, by a vote of the holders of a majority of all shares of stock entitled to vote to elect directors who are entitled to vote at such meeting, provided that written notice of such proposed alteration, amendment, repeal and/or adoption, as the case may be, shall have been given to all such stockholders at least ten days before such meeting. Any of these Bylaws may also be altered, amended or repealed, and/or one or more new Bylaws may be adopted, by the vote of a majority of all directors then in office, at a meeting of the Board of Directors, provided that the notice of such meeting includes therein notice of such alteration, amendment, repeal and/or adoption, as the case may be. At a meeting thereof, the stockholders, by the vote of the holders of a majority of all shares of stock entitled to vote to elect directors who are entitled to vote at such meeting, may repeal any alteration or amendment of these Bylaws made by the Board of Directors and/or reinstate any of these Bylaws repealed by the Board of Directors, and/or repeal any new By-Law adopted by the Board of Directors.

         Section 2. Notwithstanding the provisions of Section 1 above, any alteration, amendment or repeal by the stockholders of Section 1 of Article IV,
Section 1 of Article XVI or this Section 2 of Article XXXIII of these Bylaws, or the adoption by the stockholders of any new By-Law inconsistent with any of such Sections, shall require the vote of the holders of at least 80% of all shares of stock entitled to vote to elect directors who are entitled to vote at such meeting.